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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 25, 1996 except for Note 11 as to which the date is May 6, 1996, on our audits of the consolidated financial statements of HMT Technology Corporation and its subsidiary, as of March 31, 1995 and 1996 and for each of the three years in the period ended March 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.

San Jose, California
April 1, 1997